                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       FIRST INTERNATIONAL BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

              [LOGO OF FIRST INTERNATIONAL BANCORP APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1998

  Notice is hereby given that the Annual Meeting of Shareholders of First International Bancorp, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Hartford Hotel & Conference Center, Hartford, Connecticut on Tuesday, April 28, 1998, at 4 p.m. for the following purposes:

  1. To elect two Directors of the Company, each of whom will serve for a three-year term;

  2. To ratify and approve a proposal to amend the Company's Amended and Restated 1996 Stock Option Plans to increase the number of shares available for issuance upon exercise of stock options granted under such plans by 269,000 shares, from 701,106 shares to 970,106 shares of the Company's Common Stock; and

  3. To transact any other business which may properly come before the meeting, or any adjournment thereof.

  The close of business on March 18, 1998 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The bylaws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

                                         By order of the Board of Directors,

                                         /s/ Brett N. Silvers

                                         Brett N. Silvers
                                         Chairman and President

Hartford, Connecticut
April 1, 1998

                                PROXY STATEMENT

                       FIRST INTERNATIONAL BANCORP, INC.
                             ONE COMMERCIAL PLAZA
                          HARTFORD, CONNECTICUT 06103

                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 1998

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of First International Bancorp, Inc. (the "Company") to be held on April 28, 1998 and at any adjournments thereof. Shareholders of record at the close of business on March 18, 1998 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $0.10 per share of the Company (the "Common Stock") on or about April 1, 1998.

  Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any such proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted FOR the election, as directors of the Company, of the nominees named within, and FOR the other proposals described herein. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

  A proxy may be revoked at any time prior to its exercise (i) by submitting a written notice, addressed to Leslie A. Galbraith, at the principal office of the Company, revoking such proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not such shareholder has previously given a proxy.

  Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or of the Company's subsidiary, First National Bank of New England (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians, nominees or other fiduciaries.

  Written notice of the results of the voting at the Annual Meeting or adjournments thereof will not be mailed to shareholders, but will be available upon request, without charge. The Company maintains its principal executive offices at One Commercial Plaza, Hartford, Connecticut 06103, and its telephone number is (860) 727-0700.

                               VOTING SECURITIES

  As of March 18, 1998, the record date for the Annual Meeting, all of the 7,876,208 shares of Common Stock of the Company outstanding were entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock of the Company entitles the holder thereof to one vote on all matters properly brought before the Annual Meeting. At present, the Common Stock is the only class of capital stock of the Company that is issued and outstanding.

  The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.00%) of the outstanding shares of Common Stock of the Company as of February 28, 1998.

      NAME OF
    BENEFICIAL                      AMOUNT AND NATURE OF   PERCENT   NOTES OF
       OWNER                       BENEFICIAL OWNERSHIP(1) OF CLASS EXPLANATION
    ----------                     ----------------------- -------- -----------
   Arnold L. Chase................        1,055,002         13.39%       (2)
   Cheryl A. Chase................          952,280         12.09%       (3)
   Rhoda L. Chase.................        1,460,000         18.55%       (4)
   Brett N. Silvers...............          632,949          8.04%       (5)

--------
NOTES OF EXPLANATION

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names. Shares of Common Stock subject to options currently exercisable within sixty (60) days following February 28, 1998, are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust I, a trust of which Mr. Chase and his children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust II, a trust of which Mr. Chase and his children are the beneficiaries, and
    (iii) 1,355 owned in joint tenancy with Sandra M. Chase, Mr. Chase's wife.

    Does not include (i) 952,280 shares beneficially owned by Cheryl A. Chase, Mr. Chase's sister, as outlined in Note 3, (ii) 112,522 shares held by the Rothschild Trust Cayman Ltd., owned by The Darland Trust, a trust of which Cheryl A. Chase and her children are the beneficiaries, (iii) 25,000 shares owned by American Ranger, Inc. a company of which Mr. Chase is a director and executive officer, (iv) 149,877 shares owned by David T. Chase, Mr. Chase's father, and (v) 1,460,000 shares owned by Rhoda L. Chase, Mr. Chase's mother. Mr. Chase disclaims beneficial ownership over all shares beneficially owned by Mr. Chase's sister, father, mother, The Darland Trust and American Ranger, Inc. See "Continuing Directors" for Mr. Chase's biography.

(3) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust I, a trust of which Ms. Chase and her children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust II, a trust of which Ms. Chase and her children are the beneficiaries, and
    (iii) 32,039 are held as joint trustee with Kenneth N. Musen for the Cheryl A. Chase Marital Trust, a trust of which Ms. Chase and her children are the beneficiaries.

    Does not include (i) 1,055,002 shares beneficially owned by Arnold L. Chase, Ms. Chase's brother, as outlined in Note 2, (ii) 112,522 shares held by the Rothschild Trust Cayman Ltd., owned by The Darland Trust, a trust of which Ms. Chase and her children are the beneficiaries, (iii) 25,000 shares owned by American Ranger, Inc. a company of which Ms. Chase is a director and executive officer, (iv) 149,877 shares owned by David T. Chase, Ms. Chase's father, and (v) 1,460,000 shares owned by Rhoda L. Chase, Ms. Chase's mother. Ms. Chase disclaims beneficial ownership over all shares beneficially owned by Ms. Chase's brother, mother, father, The Darland Trust and American Ranger, Inc. See "Continuing Directors" for Ms. Chase's biography.

(4) Does not include (i) 1,055,002 shares beneficially owned by Arnold L. Chase, Ms. Chase's son, as outlined in Note 2, (ii) 952,280 shares beneficially owned by Cheryl A. Chase, Ms. Chase's daughter, as outlined in

    Note 3, (iii) 112,522 shares held by the Rothschild Trust Cayman Ltd., owned by The Darland Trust, a trust of which Cheryl A. Chase and her children are the beneficiaries, (iv) 25,000 shares owned by American Ranger, Inc. a company of which Ms. Cheryl Chase, Mr. Arnold L. Chase and David T. Chase, Ms. Chase's spouse, are directors and executive officers, and (v) 149,877 shares owned by David T. Chase. Ms. Chase disclaims beneficial ownership over all shares beneficially owned by Ms. Chase's spouse, children, The Darland Trust and American Ranger, Inc.

(5) Includes (i) 100,000 shares owned by The Silvers Family Trust f/b/o Rebecca Anne Silvers, (ii) 100,000 shares owned by The Silvers Family Trust f/b/o Claudia Belle Silvers, and (iii) 432,699 shares owned by Mr. Silvers' wife. Mr. Silvers is Chairman and President of the Company and the Bank. See "Continuing Directors" for Mr. Silvers' biography.

                             ELECTION OF DIRECTORS
                              (PROPOSAL NUMBER 1)

  The By-laws of the Company stipulate that the business and affairs of the Company shall be managed by a Board of Directors (the "Company Board"), which shall consist of not less than three individuals divided into three classes as nearly equal in size as possible. The directors of the Company are elected by the shareholders of the Company for staggered three-year terms or until their successors are elected and qualified.

NOMINEES FOR DIRECTORS OF THE COMPANY

  The following table sets forth the names and addresses of the two nominees for Director of the Company, their principal occupations, ages and periods of service as directors of the Company. Information regarding their ownership of shares of Common Stock of the Company as of February 28, 1998 may be found at "Security Ownership of Certain Beneficial Owners and Management." The nominees set forth below have each been nominated for a three-year term expiring in the year 2001.

                                                                               DIRECTOR OF THE
 CLASS             NAME              AGE         PRINCIPAL OCCUPATION           COMPANY SINCE
 -----             ----              ---         --------------------          ---------------
  I    Michael R. Carter...........  43  President, Carter Morse & Company          1997
                                          and Carter Capital Corporation
       Frank P. Longobardi.........  42  Partner, Haggett, Longobardi & Co.
  I                                       LLC                                       1997

  The following biographical information is provided for the two nominees as indicated above:

 Michael R. Carter

  Michael R. Carter has been a Director of the Company since June 1997 and a Director of the Bank since March 1990. Mr. Carter is President of Carter Morse & Company and Carter Capital Corporation, a regional investment banking firm and registered broker-dealer, respectively. Mr. Carter is also a director of Cannondale Corporation, a manufacturer and distributor of bicycles and related accessories.

 Frank P. Longobardi

  Frank P. Longobardi has been a Director of the Company since June 1997 and a Director of the Bank since March 1990. Mr. Longobardi is a partner in the certified public accounting firm of Haggett, Longobardi & Co. LLC, of Glastonbury, Connecticut.

  If at the time of the Annual Meeting any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Board of Directors of the Company, and would be elected to the same class or classes as the nominees for whom they are substituted. The By-laws of the Company provide that any shareholder of the Company may make nominations for the election of Directors by providing written notice to the Secretary of the Company not less than one-hundred and twenty (120) days nor more one-hundred and fifty (150) days prior to the anniversary date of the prior year's proxy statement.

  An affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

  The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.

                                                               DIRECTOR OF  TERM OF OFFICE
 CLASS           NAME           AGE   PRINCIPAL OCCUPATION    COMPANY SINCE  WILL EXPIRE
 -----           ----           ---   --------------------    ------------- --------------
 II    Brett N. Silvers........  42 Chairman and President        1988           1999
                                     of the Company and the
                                     Bank
 II    Bernard M. Waldman......  77 Retired                       1985           1999
 III   Arnold L. Chase.........  46 Executive Vice                1985           2000
                                     President, David T.
                                     Chase Enterprises,
                                     Inc.
 III   Cheryl A. Chase.........  44 Executive Vice                1985           2000
                                     President, David T.
                                     Chase Enterprises,
                                     Inc.

  Each Director has been employed during the past five years in his or her respective positions.

BANK DIRECTORS

  All of the above-named Directors of the Company are also Directors of the Bank (the "Bank Board"). In addition to the above-named Directors, Brian J. Charlebois, Leslie A. Galbraith, William J. Anderson, Craig M. Cooper, David
G. Sandberg and Kenneth R. Sonenclar are also Directors of the Bank. Mr. Charlebois, who is 37 years old, is Executive Vice President, Chief Operating Officer of the Bank. Ms. Galbraith, who is 36 years old, is Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company and the Bank. Mr. Anderson, who is 58 years old, retired from the Bank in October 1997 as an Executive Vice President and currently provides consulting services to the Bank. See "Related Party Transactions." Mr. Cooper, who is 41 years old, is Executive Vice President of Fairbank Mortgage Corp., a regional sub-prime mortgage banking lender located in Waterbury, Connecticut. Mr. Sandberg, who is 47 years old, is a partner in The Cornerstone Companies, a commercial real estate firm, and is President of Cornerstone Capital Advisors, Inc., a regional investment advisor. Mr. Sonenclar, who is 43 years old, is President of Classics Interactive, Inc., an independent management consulting firm. Directors of the Bank are elected annually for a one-year term.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

 Attendance of Directors

  The Company and Bank Boards generally meet quarterly. Each of the Boards of Directors may have additional special meetings upon the request of the Chairman of the Board and President or a majority of their respective Directors. During the year ended December 31, 1997, the Company Board met six times and the Bank Board met ten times. No director attended fewer than 80% of the total number of board meetings held by either the Company or the Bank during the year ended December 31, 1997.

 Compensation of Directors

  Non-employee directors of the Company and the Bank are compensated in the form of an annual retainer and fees for each meeting attended. Annual retainers are $2,500 for directors of the Company, $10,000 for directors of the Bank and $2,500 for members of the Audit and Loan Committees. In addition, directors receive a $275 fee for each board or committee meeting attended.

  In July 1997, the Company Board granted to each non-employee director of the Company and the Bank options to purchase up to 5,000 shares of the Common Stock at an exercise price of $8.50 per share. The options are exercisable at any time after March 22, 1998 and prior to July 31, 2007, so long as the holder continues to be a director of the Company or the Bank at the time of exercise.

COMMITTEES OF THE BOARDS OF DIRECTORS

  The Company Board and the Bank Board have appointed certain committees. Among these committees are the Executive Committee, the Audit Committee, the CRA Committee, the Loan Committee, the Human Resources Committee and the Technology Committee.

  The Executive Committee of the Bank Board meets on an ad hoc basis when empowered by the full Bank Board to take action on projects which may arise from time to time requiring more diligence or additional consultation with management or others. The Executive Committee of the Bank Board is comprised of Messrs. Silvers, Carter, Chase, Longobardi and Waldman and Ms. Chase and is chaired by Mr. Silvers. During 1997, no meetings of the Executive Committee were held.

  The Audit Committee of the Company Board was established in February 1997 and reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal loan review system, regulatory compliance, internal accounting, auditing and financial controls, and makes recommendations to the Company Board on the engagement of the independent accountants, as well as other matters which may come before it or as may be directed by the Company Board. The Audit Committee of the Company consists of Messrs. Longobardi, Chase, Carter, Sandberg and Ms. Chase and is chaired by Mr. Longobardi. During 1997, six meetings of the Audit Committee were held.

  The CRA Committee of the Bank Board is responsible for overseeing, coordinating and evaluating the Bank's performance under the Community Reinvestment Act. The Committee reviews specific policies and policy statements and assesses the Bank's compliance with those policies and overall compliance with federal law. The CRA Committee of the Bank consists of Messrs. Anderson, Charlebois, Cooper, Waldman and Ms. Galbraith and is chaired by Mr. Anderson. During 1997, two meetings of the CRA Committee were held.

  The Loan Committee of the Bank Board is responsible for reviewing and approving loans made to borrowers in amounts greater than the authority vested with the Company's Division Executives. The Loan Committee of the Bank consists of Messrs. Charlebois, Sandberg, Longobardi, Waldman and Ms. Chase and is chaired by Mr. Charlebois. During 1997, eight meetings of the Loan Committee were held.

  The Human Resources Committee of the Bank determines the compensation policies and programs of the Bank, subject to final approval by the Bank Board. The Human Resources Committee consists of Messrs. Sandberg, Chase, Anderson, Carter and Longobardi and is chaired by Mr. Sandberg. During 1997, two meetings of the Human Resources Committee were held.

  The Technology Committee of the Bank is responsible for monitoring technological aspects of the Bank's delivery systems. The Technology Committee consists of Messrs. Sonenclar, Anderson, Charlebois, Chase and Cooper and is chaired by Mr. Sonenclar. During 1997, two meetings of the Technology Committee were held.

COMPENSATION OF EXECUTIVE PRINCIPAL OFFICERS

  The following table sets forth aggregate cash compensation paid by the Company over the past two calendar years to each of the most highly compensated executive officers of the Company or the Bank (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                    LONG-TERM
                                                   COMPENSATION
                                                 ----------------
                            ANNUAL COMPENSATION  NUMBER OF SHARES
    NAME AND PRINCIPAL     ---------------------    UNDERLYING     ALL OTHER
         POSITION          YEAR  SALARY   BONUS  OPTIONS GRANTED  COMPENSATION
    ------------------     ---- -------- ------- ---------------- ------------
Brett N. Silvers.......... 1997 $286,751 $   --          --         $527,053(1)
 Chairman and President of 1996 $241,917 $   --          --         $  6,870(2)
 the
 Company and the Bank
Brian J. Charlebois....... 1997 $156,539 $86,000      96,250        $  6,424(2)
 Executive Vice President
  and                      1996 $117,956 $21,400      12,663        $  4,985(2)
 Chief Operating Officer
  of the Bank
Leslie A. Galbraith....... 1997 $145,258 $86,000      86,250        $  7,428(2)
 Executive Vice President,
  Chief Financial          1996 $127,764 $24,600      12,481        $  5,400(2)
 Officer, Secretary and
  Treasurer of the
 Company and the Bank

--------
NOTES OF EXPLANATION:

(1) Includes approximately $518,000 which represents the forgiveness by the Company, upon completion of the Company's public offering, of certain interest payments and reimbursement of the tax liabilities associated therewith with respect to a promissory note issued by Mr. Silvers to the Company. See "Employment Agreements." Also, includes contributions to the Company's 401(k) Plan made by the Company on Mr. Silvers' behalf and the imputed value of life insurance premiums paid by the Company.

(2) Represents contributions to the Company's 401(k) Plan made by the Company on the Named Executive Officer's behalf and the imputed value of life insurance premiums paid by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information regarding stock options granted to Named Executive Officers in 1997.

                           INDIVIDUAL GRANTS
                         ---------------------
                                                                          POTENTIAL REALIZABLE
                                    % OF TOTAL                              VALUE AT ASSUMED
                         NUMBER OF   OPTIONS                              ANNUAL RATES OF STOCK
                         SECURITIES GRANTED TO                             PRICE APPRECIATION
                         UNDERLYING EMPLOYEES  EXERCISE                    FOR OPTION TERM(1)
                          OPTIONS   IN FISCAL    PRICE                    ----------------------
NAME                      GRANTED      YEAR    ($/SHARE) EXPIRATION DATE      5%        10%
----                     ---------- ---------- --------- ---------------- ---------- -----------
Brett N. Silvers........      --        --         --                 --         --         --
Brian J. Charlebois.....   61,250     13.52%    $2.631   January 23, 2007 $  101,346 $  256,830
                           35,000      7.73%    $8.500      July 21, 2007 $  187,096 $  474,138
Leslie A. Galbraith.....   61,250     13.52%    $2.631   January 23, 2007 $  101,346 $  256,830
                           25,000      5.52%    $8.500      July 21, 2007 $  133,640 $  338,670

--------
NOTES OF EXPLANATION:

(1) Represents the hypothetical gain, on a pre-tax basis, that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. There can be no assurance that the stock price will appreciate at the rates shown in this table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table shows stock option exercises by the Named Executive Officers, including the aggregate value realized upon such exercise. "Value realized upon exercise" represents the excess of the closing price of the Common Stock of the Company on the date of exercise over the exercise price. In addition, this table includes the number of shares remaining unexercised underlying both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of December 31, 1997. Also, reported are the values of "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock of the Company of $12.125.

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                               OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                           SHARES                        END               AT FISCAL YEAR-END
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
NAME                      EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Brett N. Silvers........      --          --       --           --            --           --
Brian J. Charlebois.....   25,000    $404,650   39,197       97,216      $400,545     $717,979
Leslie A. Galbraith.....   25,000    $404,650   39,152       87,079      $400,094     $680,373

EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

  The names and ages of the Executive Officers of the Company and the Bank and each Executive Officer's position with the Company or the Bank is listed below.

NAME                     AGE POSITIONS AND OFFICERS WITH THE COMPANY OR THE BANK
----                     --- ---------------------------------------------------
Brett N. Silvers........ 42  Chairman and President of the Company and the Bank
Brian J. Charlebois..... 37  Executive Vice President, Chief Operating Officer of the Bank
Leslie A. Galbraith..... 36  Executive Vice President, Chief Financial Officer, Secretary and
                              Treasurer of the Company and the Bank

  Mr. Silvers has served as Chairman of the Board and President of the Company and the Bank since 1988. Mr. Charlebois has served as Executive Vice President and Chief Operating Officer of the Bank since May 1997. Since joining the Bank in 1988, Mr. Charlebois has also served as Executive Vice President of Commercial Banking and as a Senior Vice President of the Bank. Ms. Galbraith has served as Chief Financial Officer and Treasurer of the Company since October 1990 and as Secretary of the Company since March 1992. Since joining the Company, Ms. Galbraith has also been Vice President and Senior Vice President of the Company and is currently an Executive Vice President of the Company. Ms. Galbraith has also served as Chief Financial Officer of the Bank since October 1990.

COMPENSATION COMMITTEE REPORT

  The Human Resources Committee of the Bank represents both the Company and the Bank and is responsible for establishing the compensation policies of the Company and the Bank. In 1997, the Human Resources Committee consisted of four directors who were not officers or employees of the Company: David G. Sandberg, Arnold L. Chase, Michael R. Carter and Frank P. Longobardi. In addition, William J. Anderson, an Executive Vice President of the Bank, who retired in October 1997, served on the Human Resources Committee while an officer of the Bank as well as after his date of retirement.

  The Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve incentive plans, and to provide oversight of company benefit programs.

  Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by the Company and the Bank Board Compensation Committee addressing the Company's and the Bank's compensation policies for 1997 as they affected Mr. Silvers, the Company's chief executive officer, and the other Named Executive Officers.

 Relationship of Performance Under Compensation Plans:

  The Company's executive officer compensation program consists of three primary components: base salary, discretionary annual bonuses, and grants of stock options. Through these components, the Company is committed to providing an executive officer compensation program that helps to attract and retain highly qualified executive officers.

  Each executive officer's annual performance serves as the basis for making adjustments to base salary. Individual performance evaluations are closely tied to achievement of short as well as long term goals and objectives, individual initiative, team-building skills, level of responsibility and above-average corporate performance.

  The Human Resources Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has and will further incorporate these elements in designing the compensation packages of the Company's executive officers.

 CEO Compensation:

  Mr. Silvers serves the Bank pursuant to an employment agreement dated June 30, 1994, as amended on July 3, 1997, which provides for his employment as Chairman and President of the Bank and the Company through December 31, 2000. The terms of Mr. Silvers' contract were negotiated at arms-length. See "Employment Agreements."

 Compensation of Other Named Executive Officers:

  Each of the other Named Executive Officers have entered into Employment Agreements with the Bank. These agreements specify the terms of employment. See "Employment Agreements."

                                       Members of the Compensation Committee

                                       David G. Sandberg, Chair
                                       William J. Anderson
                                       Michael R. Carter
                                       Arnold L. Chase
                                       Frank P. Longobardi

RELATED PARTY TRANSACTIONS

  As described below under "Compensation Committee Interlocks and Insider Participation," the Bank engages in banking transactions with directors and officers of the Company, and with their associates.

  On April 15, 1994, the Company issued 614,600 shares of Common Stock to Brett N. Silvers, Chairman of the Board and President of the Company and the Bank, for an aggregate purchase price of $1,037,796, or $1.69 per share. Mr. Silvers delivered to the Company, as payment of the purchase price, $17,560 in cash and a promissory note in the principal amount of $1,020,236 (the "Note"). To secure the payment of the Note, Mr. Silvers pledged all 614,600 shares of the Common Stock to the Company. No principal or interest was payable under the Note prior to December 31, 2000. The interest accrued on the Note, and any interest that would have accrued in the future, was forgiven by the Company upon completion of the Company's public offering in September 1997, resulting in a net charge to the Company's earnings of $165,000. The principal balance of the Note may be canceled by the Company in certain circumstances. In addition to any possible future forgiveness, the Company will provide a reimbursement to Mr. Silvers for all tax liabilities associated with such forgiveness and bonus. See "Employment Agreements."

  On March 21, 1997, the Company engaged the services of Carter Capital Corporation, a registered broker-dealer located in Southport, Connecticut, whose managing director is Michael R. Carter, a director of the Company and the Bank. Carter Capital Corporation served as financial advisor during the Company's public offering completed in September 1997. The Company paid $48,850 to Carter Capital Corporation for such services in 1997.

  On September 16, 1997, the Bank entered into a Consulting and Non-Competition Agreement with William J. Anderson, who retired as an Executive Vice President of the Bank in October 1997, and is currently a Director of the Bank. Pursuant to the agreement, Mr. Anderson agrees to assist the Bank in business development and other matters from time to time. Mr. Anderson will be paid $40,000 annually until September 2004 under the agreement.

  The Company and the Bank obtained legal services during 1997, and anticipate obtaining such services in 1998, from the law firm of Bingham Dana LLP. Bruce
C. Silvers, a partner at Bingham Dana LLP, is the brother of Brett N. Silvers, Chairman of the Board and President of the Company and the Bank. Legal fees paid to Bingham Dana LLP for 1997 aggregated $306,000.

  The Bank has had, and expects to have in the future, various loan and other banking transactions in the ordinary course of business with the directors, executive officers and principal shareholders of the Company, the Bank and entities with which such persons may be associated. All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectability or otherwise present other terms less favorable to the Bank than would otherwise be obtained with unrelated persons. As of December 31, 1997, the total dollar amount of extensions of credit to Directors and Named Executive Officers and any of their associates was approximately $2.8 million, which represented approximately 7% of total stockholders' equity as of such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, the Human Resources Committee included David G. Sandberg, Arnold L. Chase, Michael R. Carter, Frank P. Longobardi and William J. Anderson, all of whom, except Mr. Anderson were independent, non-employee Directors of either the Company or the Bank. Mr. Anderson was an Executive Vice President of the Bank until his retirement in October 1997. After his retirement, Mr. Anderson remained on the Human Resources Committee. In addition, as set forth above under "Related Party Transactions", Mr. Anderson has entered into a consulting and Non-Competition Agreement with the Bank.

EMPLOYMENT AGREEMENTS

  Brett N. Silvers entered into an employment agreement with the Company and the Bank, dated as of June 30, 1994, as amended July 3, 1997, pursuant to which Mr. Silvers is employed as the Chairman of the Board and President of the Company and the Bank. The employment agreement provides for a base annual salary of $300,000 for the twelve month period ending March 31, 1998, increasing by 5% on April 1st of each year thereafter, plus various benefits including club memberships, life insurance, and use of an automobile. The term of the agreement extends through December 31, 2000. If there is a material change in the authority and responsibility of Mr. Silvers, Mr. Silvers will have the right to terminate his employment and to receive severance pay equal to one year's salary. If the employment of Mr. Silvers is terminated by the Company without cause (as defined in the agreement), Mr. Silvers will have the right to receive severance pay equal to one year's salary.

  In addition to the base annual salary, the employment agreement contemplates that the Company Board may award annual discretionary performance bonuses to Mr. Silvers in 1998, 1999 and 2000. The interest accrued on the promissory note delivered by Mr. Silvers to the Company in connection with Mr. Silvers' purchase of Common Stock in 1994 (see "Related Party Transactions"), and any interest that would have accrued in the future, was forgiven by the Company upon consummation of the Company's public offering in September 1997; in addition to such forgiveness of interest, the Company paid a bonus to Mr. Silvers in the amount of his resulting income tax liability. This forgiveness and the related bonus resulted in a net charge to earnings for the quarter ended September 30, 1997 of approximately $165,000 after income taxes.

  The principal balance of the Note will be canceled by the Company, and any resulting income tax liability of Mr. Silvers will be paid by the Company, if Mr. Silvers and his affiliates (the "Silvers Stockholders"), and Arnold L. Chase, Cheryl A. Chase, Rhoda L. Chase, and David T. Chase and their affiliates (the "Chase Stockholders"), at any time, cease in the aggregate (i) to beneficially own at least 25% of the outstanding Common Stock of the Company, or any successor thereto, (ii) to have the right to exercise at least 25% of the aggregate voting power of the Company, or any successor thereto,
(iii) to beneficially own, directly or indirectly, at least 25% of the Common Stock of the Bank, or any successor thereto, or (iv) to have the right to exercise, directly or indirectly, at least 25% of the aggregate voting power of the Bank, or any successor thereto.

  The employment agreement also sets forth the agreement of the Chase Stockholders that, if the Chase Stockholders enter into an agreement to sell all or a majority of the shares of Common Stock of the Company owned by them, they will cause the buyer to give Mr. Silvers the opportunity to sell the same percentage of his shares of Common Stock of the Company as the Chase Stockholders are selling, on the same terms as are applicable to the sale by the Chase Stockholders.

  Brian J. Charlebois and Leslie A. Galbraith each entered into separate employment agreements with the Bank, dated August 25, 1997, pursuant to which Mr. Charlebois is employed as Executive Vice President and Chief Operating Officer of the Bank and Ms. Galbraith is employed as Executive Vice President and Chief Financial Officer of the Bank. Mr. Charlebois' employment agreement provides for a base annual salary at the rate of $175,000 from the date of the agreement through December 31, 1997, increasing by 5% on each January 1 thereafter, plus various benefits including life insurance. Ms. Galbraith's employment agreement provides for a base annual salary at the rate of $155,000 from the date of the agreement through December 31, 1997, increasing by 5% on each January 1 thereafter, plus various benefits including life insurance. As provided in their respective agreements, upon completion of the public offering, Mr. Charlebois and Ms. Galbraith received a $50,000 bonus. The term of each of the employment agreements extends through December 31, 1999.

  Under their respective employment agreements, if, within one year after a "change in control" (as defined below) of the Company, there is a material reduction in the authority or responsibility of Mr. Charlebois or Ms. Galbraith or there is an involuntary relocation of Mr. Charlebois' or Ms. Galbraith's place of employment to a location more than 30 miles from the current headquarters of the Bank, or if Mr. Charlebois' or Ms. Galbraith's employment is terminated without cause (as defined in the employment agreement), Mr. Charlebois or Ms. Galbraith, as the case may be, will each have the right to terminate his or her employment and to receive severance pay equal to one year's salary. In addition, all options held by Mr. Charlebois or Ms. Galbraith to purchase Common Stock become immediately exercisable. If the employment of Mr. Charlebois or Ms. Galbraith is otherwise terminated by the Company without cause, Mr. Charlebois or Ms. Galbraith, as the case may be, will have the right to receive severance pay equal to one year's salary.

  Under both employment agreements, a "change in control" of the Company is deemed to occur if Brett N. Silvers and his affiliates and Arnold L. Chase, Cheryl A. Chase, Rhoda L. Chase, and David T. Chase, and their affiliates, at any time, cease in the aggregate (i) to beneficially own at least 25% of the outstanding Common Stock of the Company or any successor thereto, or (ii) to have the right to exercise at least 25% of the aggregate voting power of the Bank, or any successor thereto.

  Upon execution of the employment agreement, and as provided therein, Mr. Charlebois was granted options under the Amended and Restated 1996 Stock Option Plans to purchase 35,000 shares of the Common Stock at an exercise price of $8.50 per share. Upon execution of the employment agreement, and as provided therein, Ms. Galbraith was granted options under the Amended and Restated 1996 Stock Option Plan to purchase 25,000 shares of the Common Stock at an exercise price of $8.50 per share. None of these options are currently exercisable.

PERFORMANCE GRAPH

  The following table compares the total return on the Company's Common Stock for the period September 23, 1997 (the date of the Company's public offering of its Common Stock) through February 28, 1998 against the cumulative total returns on the Nasdaq Stock Market Index (U.S.) and the Nasdaq Financial Stock Index during the same period. The Nasdaq Financial Index is comprised of the 100 largest financial organizations listed on the Nasdaq National Market tier of The Nasdaq Stock Market. The stock price performance on the graph below is not necessarily indicative of future stock price performance.

                          [LINE GRAPH APPEARS HERE]

                           SEPTEMBER OCTOBER NOVEMBER DECEMBER JANUARY FEBRUARY
                             1997     1997     1997     1997    1998     1998
                           --------- ------- -------- -------- ------- --------

Nasdaq Stock Market.......    100       95      95       94       97     106
Nasdaq Financial Stocks...    100       98     100      108      104     109
First International
 Bancorp, Inc.............    100       91      76       68       86      86


  The above graph assumes $100.00 invested on September 23, 1997, with all dividends reinvested, in each of the Company's Common Stock, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Financial Stock Index.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the ownership of Common Stock of the Company as of February 28, 1998 by each of the Directors and the Named Executive Officers and the Directors and the Named Executive Officers as a group.

                                              AMOUNT AND NATURE OF   PERCENT OF
                       NAME                  BENEFICIAL OWNERSHIP(1)    CLASS
                       ----                  ----------------------- ----------
   William J. Anderson(b)...................           68,875             *
   Michael R. Carter(a).....................            5,875             *
   Brian J. Charlebois(b)(c)................           64,197             *
   Arnold L. Chase(a).......................        1,055,002(2)       13.39%
   Cheryl A. Chase(a).......................          952,280(3)       12.09%
   Craig M. Cooper(b).......................           27,050(4)          *
   Leslie A. Galbraith(b)(c)................           64,852             *
   Frank P. Longobardi(a)...................            8,475(5)          *
   David G. Sandberg(b).....................           14,096             *
   Brett N. Silvers(a)(c)...................          632,949(6)        8.04%
   Kenneth R. Sonenclar(b)..................            6,050             *
   Bernard M. Waldman(a)....................          203,834(7)        2.59%
   Directors and Executive Officers as a
    Group...................................        4,563,535          57.08%

--------
 * Shareholdings represent less than 1.00% of class

(a) Designates Director of the Company and the Bank

(b) Designates Director of the Bank only

(c) Designates Named Executive Officer

NOTES OF EXPLANATION:

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names. Shares of Common Stock subject to options currently exercisable within sixty (60) days following February 28, 1998, are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust I, a trust of which Mr. Chase and his children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust II, a trust of which Mr. Chase and his children are the beneficiaries, and
    (iii) 1,355 owned in joint tenancy with Sandra M. Chase, Mr. Chase's wife.

    Does not include (i) 952,280 shares beneficially owned by Cheryl A. Chase, Mr. Chase's sister, as outlined in Note 3, (ii) 112,522 shares held by the Rothschild Trust Cayman Ltd., owned by The Darland Trust, a trust, of which Cheryl A. Chase and her children are the beneficiaries, (iii) 25,000 shares owned by American Ranger, Inc. a company of which Mr. Chase is a director and executive officer, (iv) 149,877 shares owned by David T. Chase, Mr. Chase's father, and (v) 1,460,000 shares owned by Rhoda L. Chase, Mr. Chase's mother. Mr. Chase disclaims beneficial ownership over all shares beneficially owned by Mr. Chase's sister, father, mother, The Darland Trust and American Ranger, Inc.

(3) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust I, a trust of which Ms. Chase and her children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust II, a trust of which Ms. Chase and her children are the beneficiaries, and
    (iii) 32,039 are held as joint trustee with Kenneth N. Musen for the Cheryl A. Chase Marital Trust, a trust of which Ms. Chase and her children are the beneficiaries.

  Does not include (i) 1,055,002 shares beneficially owned by Arnold L. Chase, Ms. Chase's brother, as outlined in Note 2, (ii) 112,522 shares held by the Rothschild Trust Cayman Ltd. Trust, owned by The Darland Trust, a trust of which Ms. Chase and her children are the beneficiaries, (iii) 25,000 shares owned by American Ranger, Inc. a company of which Ms. Chase is a director and executive officer, (iv) 149,877 shares owned by David T. Chase, Ms. Chase's father, and (v) 1,460,000 shares owned by Rhoda L. Chase, Ms. Chase's mother. Ms. Chase disclaims beneficial ownership over all shares beneficially owned by Ms. Chase's brother, mother, father, The Darland Trust and American Ranger, Inc.

(4) Includes 4,550 shares owned in joint tenancy with Valarie Cooper, Mr. Cooper's wife and 17,500 shares held by the pension account of Mr. Cooper's father. Mr. Cooper disclaims beneficial ownership over all shares beneficially owned by Mr. Cooper's father.

(5) Includes 1,050 shares held in the name of Haggett, Longobardi & Co. LLC, of which Mr. Longobardi is a partner and 925 shares held by Patricia Synhorst, Mr. Longobardi's wife.

(6) Includes (i) 100,000 shares owned by The Silvers Family Trust f/b/o Rebecca Anne Silvers, (ii) 100,000 shares owned by The Silvers Family Trust f/b/o Claudia Belle Silvers, and (iii) 432,699 shares owned by Mr. Silvers' wife.

(7) Includes 198,393 shares owned by Bernice Waldman, Mr. Waldman's wife.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to the Company's Common Stock with the Securities and Exchange Commission. Executive officers, directors and principal shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of such filings, the Company believes that all forms required to be filed by such individuals were filed on a timely basis except that Mr. Silvers filed a Form 5 in January 1998 to report a purchase of shares made in November 1997.

                          AMENDMENT OF THE COMPANY'S
                 AMENDED AND RESTATED 1996 STOCK OPTION PLANS
                              (PROPOSAL NUMBER 2)

  The Company's Amended and Restated 1996 Stock Option Plans (the "1996 Plan") were adopted by the Company Board on October 17, 1996 and approved by the Company's stockholders on June 26, 1997. The aggregate number of shares of the Company's Common Stock available for awards under the 1996 Plan is 701,106 shares. The 1996 Plan provides for the grant or award to officers and directors of the Company of non-qualified options ("Stock Options") to purchase shares of the Company's Common Stock. The purpose of the 1996 Plan is to attract and retain outstanding directors and key employees through the incentives of stock ownership. Key employees of the Company are eligible for certain automatic awards of Stock Options under the 1996 Plan and discretionary awards in amounts and at prices determined by the Company Board, provided that the price with respect to all Stock Options granted under the 1996 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant.

  As of March 18, 1998, Stock Options for 646,188 shares of Common Stock have been granted under the 1996 Plan at an aggregate exercise price of $7.87. An aggregate of 247,227 shares are available for future Stock Option grants pursuant to the 1996 Plan. The Company Board believes that the addition of shares to the 1996 Plan is necessary at this time in order for the Company to continue to offer Stock Options thereunder as a means of attracting and retaining employees in an extremely competitive employment market. Accordingly, the Company proposes to increase the number of shares reserved for issuance under the 1996 Plan by 269,000, to a total of 970,106 shares.

  The 1996 Plan is administered by the Company Board. Subject to the provisions of the 1996 Plan, the Company Board has the authority to designate officer participants and to determine the number of shares to be covered by each Stock Option, the price of the exercise of the Stock Option, the time at which Stock Options are exercisable or may be settled, the method of payment and any other terms and conditions of the awards.

  Additionally, the 1996 Plan also provides for certain minimum annual grants of Stock Options. Each Vice President, Senior Vice President and Executive Vice President is eligible to receive each year an option to purchase an amount of shares determined by (a) multiplying the base salary for such officer as of the end of the immediately preceding fiscal year by 5% for Vice Presidents, 10% for Senior Vice Presidents and 20% for Executive Vice Presidents divided by (b) the fair market value of a share of the Common Stock.

  The 1996 Plan also provides that immediately after the annual meeting of shareholders of the Company each year during the term of the 1996 Plan, non-employee directors of the Company or the Bank who physically attend at least 80% of the number of Company Board or Bank Board meetings (including applicable committee meetings), as applicable, in the preceding year will be granted options to purchase 1,000 shares of Common Stock. Directors of the Company who are also directors of the Bank will be entitled to receive only one 1,000 share Stock Option in any year. The other terms of these Stock Options are identical to those governing other Stock Options granted under the 1996 Plan.

AMENDED PLAN BENEFITS

  Although the exact number of Stock Options which may be granted to any particular person, including without limitation, the Named Executive Officers, cannot be determined, the 1996 Plan does provide for certain minimum annual grants to certain Named Executive Officers and certain Directors as described above. The following table provides information with respect to options granted since the beginning of the Company's fiscal year 1997 under the 1996 Plan. All options were granted at an exercise price equal to the fair market value of the Common Stock at the date of grant.

                                                                 1996 PLAN
                                                               --------------
                                                                      NUMBER
                                                               DOLLAR   OF
                              NAME                             VALUE   UNITS
                              ----                             ------ -------
   Brett N. Silvers...........................................  --        --
   Brian J. Charlebois........................................  (1)    96,250(2)
   Leslie A. Galbraith........................................  (1)    86,250(3)
   All Executive Officers as a Group..........................  (1)   182,500(4)
   All Directors as a Group (excluding Executive Officers)....  (1)    40,000(5)
   All Employees as a Group (excluding Executive Officers)....  (1)   270,525(6)

--------
NOTES OF EXPLANATION:

(1) The dollar value of the options would be equal to the difference between the fair market value of the Company's Common Stock as of the date of exercise and the exercise price of the options. However, the dollar value for the options granted under the 1996 Plan is not determinable because the majority of the options have not been exercised.

(2) Of the 96,250 options granted to Mr. Charlebois, 61,250 were granted on January 23, 1997, at an exercise price of $2.631, and 35,000 were granted on July 21, 1997, at an exercise price of $8.50.

(3) Of the 86,250 options granted to Ms. Galbraith, 61,250 were granted on January 23, 1997, at an exercise price of $2.631, and 25,000 were granted on July 21, 1997, at an exercise price of $8.50.

(4) Of the 182,500 options granted to all Executive Officers, 122,500 were granted on January 23, 1997, at an exercise price of $2.631 and 60,000 were granted on July 21, 1997, at an exercise price of $8.50.

(5) Granted in July 1997, at an exercise price of $8.50.

(6) Of the 270,525 options granted to All Employees as a Group (excluding Executive Officers) 132,965 were granted on January 23, 1997, at an exercise price of $2.631, 122,500 were granted on July 21, 1997, at an exercise price of $8.50, and 15,000 were granted on November 9, 1997, at an exercise price of $13.50.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION PLANS TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 701,106 SHARES TO 970,106 SHARES.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Company Board, upon the recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand L.L.P., independent public accountants, as auditors of the Company for 1998. The Company has been advised by such firm that neither it nor any member or associate of such firm has any relationship with the Company or the Bank other than as independent auditors. The financial statements of the Company have been audited by Coopers & Lybrand L.L.P. for each of the fiscal years since the Company's formation in 1985. The financial statements of the Bank have been audited by Coopers & Lybrand L.L.P. for each of the fiscal years since 1982. Other services rendered during the year 1997 by Coopers & Lybrand L.L.P. included tax return review and tax planning consultations and services to the Company in connection with filings with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act. Additionally, Coopers & Lybrand L.L.P. reported on the financial statements contained in a Registration Statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended with the SEC in connection with the public offering of shares of the Common Stock of the Company.

  It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting of the Company and that they will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Company Board knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the two proposals specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

          SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Shareholders who desire to submit proposals for the consideration of the Company's shareholders at its Annual Meeting of Shareholders in 1999, will be required, pursuant to a rule of the Securities and Exchange Commission, to deliver the proposal to the Company on or prior to December 3, 1998. Please forward any shareholder proposals to the Secretary of the Company at the address indicated below.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report has been mailed to all shareholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge upon written request to the Secretary of the Company at the address indicated below.

                                          By Order of the Board of Directors

                                          /s/ Leslie A. Galbraith

                                          Leslie A. Galbraith
                                          Secretary
                                          First International Bancorp, Inc.
                                          One Commercial Plaza
                                          Hartford, Connecticut 06103
                                          April 1, 1998

                       FIRST INTERNATIONAL BANCORP, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
             1998 ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 1998


     The undersigned hereby appoints Brett N. Silvers and Leslie A. Galbraith and each of them proxies, each with power of substitution, to vote at the 1998 Annual Meeting of Shareholders of FIRST INTERNATIONAL BANCORP, INC. to be held on April 28, 1998 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the reverse side of this ballot on the election of directors and the other matters set forth herein and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AND FOR THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION PLANS AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN THE APPOINTED PROXIES' DISCRETION.

                (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)

                           . FOLD AND DETACH HERE .

                                                                     PLEASE MARK YOUR   [X]
                                                                     VOTES AS INDICATED
                                                                     IN THIS EXAMPLE.

1. ELECTION OF DIRECTORS                            NOMINEES:  Michael R. Carter, Frank P. Longobardi

    FOR all nominees             WITHHOLD           INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                                    -----------
  listed to the right           AUTHORITY           INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN
 (except as marked to   (to vote for all nominees   THE SPACE PROVIDED BELOW.
    the contrary)           listed to the right)
                                                    ________________________________________________________________________________
        [   ]                     [   ]

2. AMENDMENT TO AMENDED AND RESTATED 1996 STOCK OPTION PLANS TO INCREASE THE NUMBER          FOR        AGAINST      ABSTAIN
   OF SHARES AVAILABLE FOR ISSUANCE. The Board of Directors recommends a                    [   ]        [   ]        [    ]
   vote FOR the proposal to amend the Company's Amended and Restated 1996
   Stock Option Plans to increase the number of shares available for issuance upon exercise of options granted under such plans by
   269,000 shares, from 701,106 shares to 970,106 shares of the Company's
   Common Stock

                                                                                        PLEASE DATE, SIGN AS NAME APPEARS HEREON,
                                                                                        AND RETURN THIS PROXY IN THE ENCLOSED
                                                                                        ENVELOPE, WHETHER OR NOT YOU EXPECT TO
                                                                                        ATTEND THE MEETING. YOU MAY NEVERTHELESS
                                                                                        VOTE IN PERSON IF YOU DO ATTEND.

                                                                                        THE UNDERSIGNED HEREBY ACKNOWLEDGE(S)
                                                                                        RECEIPT OF A COPY OF THE ACCOMPANYING
                                                                                        NOTICE OF 1998 ANNUAL MEETING OF
                                                                                        SHAREHOLDERS AND RELATED PROXY STATEMENT.


SIGNATURE _________________________  SIGNATURE __________________________ DATE ___________________

NOTE: (Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.)


                           . FOLD AND DETACH HERE .